UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2007

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	0-27918	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940 (Zip Code)
(831) 642-9300
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03, Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 30, 2007, Nordural ehf (“Nordural”), a wholly-owned subsidiary of Century Aluminum Company, amended the terms of its $365 million senior term loan facility (“Term Loan Facility”) with Landsbanki Íslands hf., Kaupthing Bank hf., Nordic Investment Bank, Íslandsbanki, HSH Nordbank A.G., Credit Suisse First Boston International and Fortis SA/NV to clarify that any optional prepayments made by Nordural would first be applied to reduce any remaining installment payments due under the Term Loan Facility in chronological order of required payment.

Concurrently with this amendment, Nordural made a $70.0 million payment that was applied to amounts outstanding under the Term Loan Facility. When combined with the $15.5 million payment made by Nordural on February 26, 2007 and the $14.0 million payment made by Nordural on March 30, 2007, the principal amount outstanding under the Term Loan Facility has been reduced to $261.5 million as of April 30, 2007. The Term Loan Facility, which had an aggregate outstanding principal amount of $361.0 million in February 2007 after Nordural completed its final drawdown, has been used by Nordural to fund the ongoing expansion of its production facility in Grundartangi, Iceland from 90,000 metric tons per year (“MTPY”) to 260,000 MTPY.

Forward-Looking Statements

The information in this Form 8-K may contain "forward-looking statements" within the meaning of U.S. federal securities laws. The Company has based its forward-looking statements on current expectations and projections about the future, however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the Company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the Company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The Company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	May 4, 2007	By:	/s/ ROBERT R. NIELSEN
Name: Robert R. Nielsen Title: Executive Vice President, General Counsel and Secretary